Exhibit 10.1

PROMISSORY NOTE

Property address:
Date: February 14, 2007

1. BORROWER’S PROMISE TO PAY

In return for a loan that I have received, I promise to pay Eleven Thousand Five Hundred Dollars and 00/100 (U.S. $11,500.00) (this amount will be called “principal”), plus interest, to the order of the Lender. The Lender is Tedom Capital, Inc. I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note and who is entitled to receive payments under this Note will be called the “Note Holder”.

2. INTEREST

I will pay interest at an annual rate of 7.5%. Interest will be charged on unpaid principal beginning on April 1, 2007, and will continue until the full amount of principal has been paid. Interest shall continue to accrue at this rate after the maturity or default of this loan.

3. PAYMENTS

I will pay principal and interest by making payments each month in the sum of U.S. $ 176.39 (“monthly payments”).
I will make my monthly payments on the FIRST day of each month beginning on March 1 2007.
I will make monthly payments every month until I have paid all of the principal and interest and any other fees or charges, described below, that I may owe under this Note. If, on March 1, 2014, any sum still remains unpaid, I will pay what I owe in full on that date. All monthly payments received by Note Holder shall be applied first to accrued interest and the remainder, if any, to the principal.
If I owe the Note Holder any late charges, or other fees or charges (“other charges”), they will be payable upon demand of the Note holder. Unless prohibited by law, the application of payments may be affected by the imposition of other charges. Therefore, payments of other charges, whether paid to the Note Holder in addition to the monthly payment or separately, will be applied in a manner at the absolute discretion for the Note Holder, subject to applicable law.
I will make my monthly payments at 410 Wilshire Blvd., #183, Santa Monica, CA 90401.

4. BORROWER’S FAILURE TO PAY AS REQUIRED

(A) Late Charge for Overdue Payments

If the Note Holder has not received the full amount of any of my monthly payments by the end of 10 calendar days after the date it is due, I will promptly pay a late charge to the Note Holder. The amount of the charge will be 5.00 % of my full monthly payment. I will pay this late charge only once on any late monthly payment.

(B) Notice from Note Holder

If I do not pay the full amount of each monthly payment on time, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date I will be in default. That date must be at least 10 days after the date on which the notice is mailed to me or, if it is not mailed, 10 days after the date on which it is delivered to me.

(C) Default

If I do not pay the overdue amount by the date stated in the notice described in (B) above, I will be in default. If I am in default, the Note Holder may require me to pay immediately the full amount of principal, which has not been paid, and all the interest that I owe on the amount.
Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

(D) Payment of Note Holder’s Cost and Expenses

If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys’ fees, foreclosure fees and court costs.

(E) Check Collection Charges

If I present the Note Holder with a check, negotiable order of withdrawal, share draft or other instrument in payment is returned or dishonored for any reason; I will pay a check collection charge to the Note Holder. The amount of the charge will not be greater than U.S. $ 15.00.

5. THIS NOTE SECURED BY A DEED OF TRUST

In addition to the protections given to the Note Holder under this Note, a Deed of Trust (the “Security Instrument”), dated the same day as this Note, protects the Note Holder form possible losses which might result if I do not keep the promises which I make in this Note. The Security Instrument describes how and under what conditions I may also be required to make immediate payment in full of all amount I owe under this Note. Some of those conditions are as follow:

Transfer of the Property or a Beneficial Interest in Borrower. If all or any part of the Property or any interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender’s prior written consent, Lender may, at its option, required immediate payment in full of all sums secured by this Security Instrument. However, Lender shall not exercise this option if federal law as of the date of this Security Instrument prohibits exercise.

If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

6. BORROWER’S PAYMENT BEFORE THEY ARE DUE

Subject to the application of payments described in Section 3, I have the right to make payments of principal at any time before they are due. A prepayment of all of the unpaid principal is known as a “full prepayment.” A prepayment of only part of the unpaid principal is known as a “partial prepayment.”
I may make a full prepayment or a partial prepayment without paying any penalty. If I make a partial prepayment equal to one or more of my monthly payments, my due date may be advance no more than one month. If I make any other partial prepayment, I must still make each later payment as it becomes due and in the same amount. I may make a full prepayment at any time.

7. BORROWER’S WAIVERS

I waive my right to require the Note Holder to do certain things. Those things are: (A) to demand payment of amounts due (known as “presentment”); (B) to give notice that amounts due have not been paid (known as “notice of dishonor”); (C) to obtain an official certification of nonpayment (known as “protest”). Anyone else who agrees to keep the promises made in this Note, or who agrees to make payments to the Note Holder if I fail to keep my promises under this Note, or who signs this Note to transfer it to someone else, also waives these rights. These persons are known as “guarantors”, “sureties” and “endorsers.”

8. GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to me under this Note will by given by delivering it or by mailing it by first class mail addressed to me at the Property Address described in the Security Instrument. A notice will be delivered or mailed to me at a different address if I give the Note Holder a notice of my different address.
Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3. A notice will be mailed to the Note Holder at a different address if I am given a notice of that different address.

9. RESPONSIBILITY OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each of us is fully and personally obligated to pay the full amount owed and to keep all of the promises made in this Note. Any guarantor, surety, or endorser of this Note (as described in Section 7 above) is also obligated to do these things. The Note Holder may enforce its rights under this note against each of us individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note. Any person who takes over my rights or obligations under this Note will have all of my rights and must keep all of my promises made in this Note. This Note is intended by Lender and me as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note. This Note May not be supplemented or modified except in a writing signed by the Note Holder and me. This Note benefits Lender, its successors and assigns, and binds me and my heirs, personal representatives and assigns.

NOTICE TO BORROWER
Do not sign this Note if it contains blank spaces.
All Spaces should be completed before you sign.

Borrower	Borrower

(Sign Original Only)